UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 3, 2007
KRAFT FOODS INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-16483 (Commission File Number)	52-2284372 (I.R.S. Employer Identification No.)

Three Lakes Drive, Northfield, Illinois (Address of Principal executive offices)	60093-2753 (Zip Code)
Registrant’s Telephone number, including area code: (847) 646-2000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Acquisition of Danone biscuit business
     On July 3, 2007, Kraft Foods Inc. (“Kraft” or the “Company”), announced that it had delivered a binding offer to acquire the global biscuit business of Groupe Danone (the “Transaction”) and that it is working with Danone to finalize an agreement for the sale and purchase of those assets (“Purchase Agreement”), a draft of which was attached to the offer.
     Kraft will pay €5.3 billion ($7.2 billion), subject to certain adjustments, to acquire the business. Under the Purchase Agreement, the parties have agreed to work together in consultation with Works Council and to secure anti-trust and other regulatory approvals. The parties also agreed to work collaboratively to obtain transfer of certain joint venture rights. The Purchase Agreement contains customary representations and warranties. The Board of Directors received a fairness opinion which stated that the consideration to be paid in the aggregate by Kraft is fair from a financial point of view to the Company. The closing, which is expected to occur by the end of this year, is subject to customary closing conditions and approvals, including certain regulatory approvals.
     The forgoing description of the Purchase Agreement is qualified in its entirety by reference to the complete terms and conditions of the Purchase Agreement, which will be filed with Kraft’s first periodic report due after the Purchase Agreement is signed by the parties.
     On July 3, 2007, Kraft issued a press release announcing the Transaction, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Financing of Danone biscuit business acquisition
          On July 2, 2007, Kraft entered into a commitment letter (the “Commitment Letter”) with Goldman Sachs Credit Partners L.P. (“GSCP”) under which GSCP has agreed to provide the full amount of the Bridge Facility subject to customary terms and conditions set forth in the Commitment Letter. GSCP was also exclusively authorized to act initially as the sole lead arranger, sole bookrunner, sole syndication agent and sole administrative agent in connection with a proposed senior unsecured 364-day bridge facility in an amount up to €5.3 billion (the “Bridge Facility”). Under the Bridge Facility, it is Kraft’s intention to enter into a credit agreement with certain banks on customary terms and conditions as agreed by the parties (the “Credit Agreement”). Kraft intends to repay borrowings under the Bridge Facility from proceeds of the issuance of investment grade bonds or other securities, as determined by Kraft.
     The foregoing description of the Credit Agreement is qualified in its entirety by reference to the complete terms and conditions of the Credit Agreement, which will be filed with Kraft’s first periodic report which is due after the Credit Agreement is fully-executed.
This filing includes forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Investors are cautioned that the forward-looking statements regarding collaboration of the parties on consultation with Works Council, receipt of anti-trust approvals, securing joint venture rights and completion of the acquisition of certain stock and assets of Danone and the statements regarding plans to enter into a Credit Agreement and repayment of that agreement are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, the risks and uncertainties identified in Kraft’s Form 10-Q and Form 10-K filings with the Securities and Exchange Commission (“SEC”), the failure or delay in obtaining the requisite regulatory and other approvals of the transaction, adverse conditions contained in any required regulatory approvals, failure to consummate or a delay in consummating the transaction for other reasons, failure to repay the loan, changes in laws or regulations and other similar factors. Please review Kraft’s most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q and 8-K filed with the SEC. Any forward-looking statements in this filing are made as of the date hereof. Kraft undertakes no obligation to (and expressly disclaims any such obligation to) update or alter our forward-looking statements whether as a result of new information, future events or otherwise.
Item 9.01. Financial Statements and Exhibits.
(d) The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit
Number	Description

99.1	Kraft Foods Inc. Press Release, dated July 3, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRAFT FOODS INC.
Date: July 6, 2007	/s/ James P. Dollive
	Name:	James P. Dollive
	Title:	Executive Vice President & Chief Financial Officer